UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

JOHN H. HARLAND COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-06352	58-0278260

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2939 Miller Road	Decatur, Georgia	30035

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 981-9460

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On June 10, 2005, John H. Harland Company (the “Company”) consummated the acquisition of substantially all of the assets of Liberty Enterprises, Inc. (“Liberty”) pursuant to an Asset Purchase Agreement, dated as of June 10, 2005, by and among the Company, Justice Acquisition Corporation (“Justice”), Liberty and the shareholders of Liberty listed on the signature page thereto (the “Asset Purchase Agreement”). The consideration paid to Liberty pursuant to the Asset Purchase Agreement is equal to an aggregate of $160 million in cash. In connection with this acquisition, the Company also assumed certain liabilities of Liberty. Of the consideration, $6.5 million will be held in escrow for 18 months from the closing date to secure certain rights of indemnification in favor of the Company under the Asset Purchase Agreement. The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement

     On April 5, 2005, the Company announced the execution of an Agreement and Plan of Merger, dated as of April 4, 2005 (the “Merger Agreement”), among the Company, Justice, Liberty, certain shareholders of Liberty and a shareholders’ representative of Liberty. Under the Merger Agreement, Justice was to merge with and into Liberty with Liberty being the surviving corporation and becoming a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, consideration equal to $160 million in cash plus all cash and cash equivalents held by Liberty as of the closing date, minus all indebtedness for money borrowed as well as certain amounts owed by Liberty as of the closing date as a result of the Merger was to be payable to the shareholders of Liberty. Subsequent to the execution of the Merger Agreement, the parties agreed to structure the transaction as a purchase of assets. Accordingly, concurrently with the consummation of the Asset Purchase Agreement and in accordance with its terms, the Merger Agreement was terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets

     As referenced above in Item 1.01, the Company acquired substantially all of the assets of Liberty on June 13, 2005. These assets include all of Liberty’s accounts receivable, inventory, equipment and leasehold improvements and intangibles. The contents of Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.01.

Item 7.01. Regulation FD Disclosure

     A copy of the press release issued by the Company announcing the acquisition of Liberty is attached as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The required financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(b)	Pro Forma Financial Information

The required pro forma financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(c)	Exhibits

2.1	Asset Purchase Agreement, dated as of June 10, 2005, by and among the Company, Justice Acquisition Corporation, Liberty and the shareholders of Liberty listed on the signature page thereto.

99.1	Press release, issued by the Company on June 13, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOHN H. HARLAND COMPANY
(Registrant)

Date: June 15, 2005

By:	/s/ John C. Walters

John C. Walters
Senior Vice President